EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 4, 2003, on our audit of the consolidated financial statements of Communications Research, Inc. as of December 31, 2002 and for the year then ended.





/S/ CHISHOLM & ASSOCIATES
-----------------------------------
Certified Public Accountants



Salt Lake City, Utah
March 11, 2004